EXHIBIT 99.1

CONTACT:	Steve Tuttle
Vice President of Communications
TASER International, Inc.
Media ONLY Hotline: (480) 444-4000
TASER International, Inc. Announces Preliminary First Quarter Sales Results
SCOTTSDALE, AZ, April 3, 2007 — TASER International, Inc. (NASDAQ: TASR), a market leader in advanced electronic control devices announced that preliminary sales for first quarter 2007 are estimated at $15 million, the Company’s largest first quarter sales in its history, exceeding Q1 2006 by over $1.1 million. However, three large customer purchase orders that were expected in the first quarter of 2007 were delayed.
“While year over year quarterly revenue grew, the sales cycle remains difficult to predict quarter to quarter. We did receive confirmation of these three large orders which we expect to ship during the second quarter and we remain optimistic about our continued growth for the rest of 2007,” commented Tom Smith, Chairman of TASER International, Inc.
About TASER International, Inc.
TASER International provides advanced electronic control devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to incapacitate dangerous, combative or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information on TASER life-saving technology, please call TASER International at (800) 978-2737 or visit our website at www.TASER.com. TASER...Protect Life.
Note to Investors
This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of the 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements as a result of a number or risk factors, including the following: rapid technological change, new product introductions, new technological developments and implementations, execution issues associated with new technology, ramping manufacturing production to meet demand, litigation including lawsuits resulting from alleged product related injuries, media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this could have on sales, product quality, implementation of manufacturing automation, potential fluctuations in quarterly operating results, adjustments to these amounts which may be reflected in our 10Q filing, competition, financial and budgetary constraints of prospects and customers, international order delays, dependence upon sole and limited source suppliers, negative reports concerning TASER device uses, governmental inquiries and investigations, medical and safety studies, fluctuations in component pricing, government regulations, variation among law enforcement agencies with their TASER product experience, TASER device tests and reports, dependence upon key employees, and our ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s recently filed Annual Report on Form 10-K for the year ended December 31, 2006.
TASER International assumes no obligation to update the information contained in this press release.
The statements made herein are independent statements of TASER International. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties
The Company will be hosting its first quarter earnings conference call on Wednesday, April 25, 2007 at 10:00 a.m. EDT. The conference call is available via webcast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 800-599-9816 or 617-847-8705 and use the passcode: 45846998.
For further information contact Dan Behrendt, Chief Financial Officer, (480) 905-2000, Media Only Hotline: (480) 444-4000. Visit the company’s web-site at www.TASER.com for facts and video.